UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 4, 2021
LEVEL ONE BANCORP, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 001-38458

Michigan	71-1015624
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

32991 Hamilton Court	48334
Farmington Hills	(Zip code)
Michigan
(Address of principal executive offices)
(248) 737-0300
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report.)
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LEVL	Nasdaq Global Select Market
Depositary Shares, each representing a 1/100th interest in a share of 7.50% Non-Cumulative Perpetual Preferred Stock, Series B	LEVLP	Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company    ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On November 4, 2021, Level One Bancorp, Inc., a Michigan corporation (“Level One”), entered into an Agreement and Plan of Merger (the “merger agreement”) with First Merchants Corporation., an Indiana corporation (“First Merchants”). The merger agreement provides that, upon the terms and subject to the conditions set forth therein, Level One will merge with and into First Merchants (the “merger”), with First Merchants as the surviving corporation in the merger. Immediately following the merger, Level One’s wholly owned bank subsidiary, Level One Bank, will consolidate with and into First Merchant’s’ wholly owned bank subsidiary, First Merchants Bank, with First Merchants Bank as the surviving entity.

Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger, each share of common stock, no par value per share, of Level One outstanding immediately prior to the effective time of the merger, will be converted into the right to receive (i) 0.7167 shares of First Merchants common stock and (ii) $10.17 in cash. Each share of 7.50% Non-Cumulative Perpetual Preferred Stock, Series B, of Level One (“Level One Preferred Stock”) outstanding immediately prior to the effective time of the merger will be converted into the right to receive a share of a newly created series of preferred stock of First Merchants having voting powers, preferences and special rights that are substantially identical to the Level One Preferred Stock (“First Merchants Preferred Stock”). Each depositary share issued pursuant to the Deposit Agreement, dated as of August 13, 2020, among Level One, Continental Stock Transfer & Trust Company, as depositary, and the holders from time to time of the depositary receipts described therein, representing one-hundredth of one share of the Level One Preferred Stock, shall thereupon represent one-hundredth of one share of the First Merchants Preferred Stock.

Additionally, (i) immediately prior to the effective time of the merger, each then outstanding Level One restricted stock award, whether unvested or vested, will be exchanged for shares of Level One common stock according to their respective award agreement terms, and will be entitled to the merger consideration described above for holders of Level One common stock and (ii) to the extent that any options to purchase Level One common stock granted by Level One under Level One’s equity plans have not been validly exercised on or before the effective time of the merger, whether vested or unvested, they will cease to represent an option with respect to Level One common stock and will be converted into an option with respect to First Merchants common stock, as described in the merger agreement.

The merger agreement contains customary representations and warranties from Level One and First Merchants, and each party has agreed to customary covenants, including, among others, non-solicitation obligations of Level One relating to alternative acquisition proposals, restrictions on the conduct of Level One’s and First Merchant’s’ respective businesses prior to closing, Level One’s obligation to recommend that its shareholders approve the merger agreement, and each party’s obligation to use reasonable best efforts to obtain required regulatory approvals. In addition, First Merchants has agreed to appoint one member of Level One’s board of directors to First Merchants’ board of directors’’. The identity of the director to be appointed has not yet been determined.

Each party’s obligation to complete the merger is subject to customary conditions, including, among others, (i) approval of the merger agreement by Level One’s shareholders, (ii) the receipt of required regulatory approvals, (iii) accuracy of the other party’s representations and warranties, and (iv) the performance in all material respects of the other party’s covenants and agreements under the merger agreement. The parties anticipate completing the merger in the first half of 2022.

The merger agreement provides certain termination rights for Level One and First Merchants, and that a termination fee of $11.3 million will be payable by Level One upon termination of the merger agreement under certain circumstances. The merger agreement also provides that a termination fee of $10.0 million will be payable by First Merchants upon termination of the merger agreement under certain circumstances

In connection with the entry to the merger agreement, the directors and executive officers of Level One have entered into a Voting Agreement, dated as of November 4, 2021 (the “voting agreement”), with First Merchants, pursuant to which each of them has agreed to vote their shares of Level One common stock in favor of the merger.

The foregoing summaries of the merger agreement and voting agreement are qualified in their entirety by the terms of those agreements, which are filed herewith as Exhibits 2.1 and 99.1, respectively, and incorporated herein by reference.

Item 7.01.     Regulation FD Disclosure.

On November 4, 2021, Level One and First Merchants issued a joint press release announcing the entry into the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.2 and incorporated herein by reference herein.

The information in this Item 7.01 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Additional Information

First Merchants intends to file a Registration Statement on Form S-4 with the Securities and Exchange Comission (the "SEC"), which will include a proxy statement of Level One and a prospectus of First Merchants, and each party will file other documents regarding the proposed transaction with the SEC. A definitive proxy statement/prospectus will also be sent to the Level One shareholders seeking any required shareholder approvals. Before making any voting or investment decision, investors and security holders of Level One are urged to carefully read the entire Registration Statement and proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents and any other relevant documents, because they will contain important information about the proposed transaction. The documents filed by Level One and First Merchants with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. You may also obtain these documents, free of charge, by accessing First Merchants’ website (http://www.firstmerchants.com) under the tab “Investors,” then under the heading “Financial Information” and finally under the link “SEC Filings,” or by accessing Level One’s website (http://www.levelonebank.com) under the link “Investor Relations.” Alternatively, these documents, when available, can be obtained free of charge from First Merchants upon written request to First Merchants Corporation, 200 East Jackson Street, Muncie, IN 47305, Attention: Corporate Secretary, or by calling (765) 747-1500, or from Level One, upon written request to Level One Bancorp, Inc., 32991 Hamilton Court, Farmington Hills, MI 48334, Attention: Investor Relations, or by calling (888) 880-5663.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. This communication is also not a solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise.

Participants in the Solicitation

Level One, First Merchants, their respective directors and executive officers, and certain other persons may be deemed to be participants in the solicitation of proxies from holders of Level One common stock in connection with the merger. Information about Level One’s directors and executive officers is set forth in the definitive proxy statement for Level One’s 2021 annual meeting of shareholders, as filed with the SEC on March 26, 2021, and Level One’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 12, 2021, as well as other documents filed with the SEC. Information about First Merchants’ directors and executive officers is set forth in the definitive proxy statement for First Merchants’ 2021 annual meeting of shareholders, as filed with the SEC on April 1, 2021, and First Merchants’ Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 1, 2021, as well as other documents filed with the SEC. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and other relevant documents regarding the merger filed with the SEC when they become available.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, certain plans, expectations, goals, projections and benefits relating to the merger transaction between Level One and First Merchants, which are subject to numerous assumptions, risks and uncertainties. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Please refer to each of Level One’s and First Merchants’ Annual Report on Form 10-K for the year ended December 31, 2020, as well as their other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors disclosed in reports filed by Level One and First Merchants with the SEC, risks and uncertainties for Level One, First Merchants and the combined company include, but are not limited to: the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of Level One’s operations with those of First Merchants will be materially delayed or will be more costly or difficult than expected; the parties’ inability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger ; the inability to complete the merger due to the failure of Level One’s shareholders to approve the merger agreement; the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed merger to close for any other reason; diversion of management’s attention from ongoing business operations and opportunities due to the merger; the challenges of integrating and retaining key employees; the effect of the announcement of the merger on Level One’s, First Merchants’ or the combined company’s respective customer and employee relationships and operating results; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; dilution caused by First Merchants’ issuance of additional shares of First Merchants common stock in connection with the merger; and general competitive, economic, political and market conditions and fluctuations. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, neither Level One nor First Merchants assumes any obligation to update any forward-looking statement.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of November 4, 2021, between First Merchants Corporation and Level One Bancorp, Inc.
99.1	Voting Agreement, dated as of November 4, 2021, among First Merchants Corporation and the directors and executive officers of Level One Bancorp, Inc.
99.2	Press Release, dated November 4, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*	Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and Level One agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2021
LEVEL ONE BANCORP, INC.

	By:	/s/ David C. Walker
	Name:	David C. Walker
	Title:	Executive Vice President and Chief Financial Officer